[PULASKI FINANCIAL CORP. LETTERHEAD]



            PULASKI FINANCIAL CORP. ANNOUNCES RETIREMENT OF DIRECTOR

ST. LOUIS, MISSOURI -- MARCH 6, 2006--William A. Donius, Chairman and CEO of Pulaski Financial Corp. (NASDAQ: PULB) announced that, on March 1, 2006, director Robert A. Ebel informed the Company that, due to health concerns, he was retiring from the Board of Directors, effective immediately. Mr. Ebel retired from the Board of Directors of Pulaski Bank, the Company's wholly owned subsidiary.

Mr. Ebel has served as a director since 1979. Mr. Donius said, "Robert Ebel has played a vital role in the growth and success of the Company. His service on the board and particularly the audit committee has been an invaluable asset to the Company. Unfortunately, Bob has found that his health does not permit him to devote the necessary attention to his responsibilities as a director. On behalf of our stockholders and our community, we thank Bob for his many years of dedicated service to Pulaski Bank."

Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through six full-service branch offices. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for
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useful and comparative data.

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, WHICH CONTAIN THE WORDS "EXPECTS", "INTENDS" AND WORDS OF SIMILAR IMPORT, ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES DISCLOSED FROM TIME TO TIME IN DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CURRENTLY ANTICIPATED. UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:

William A. Donius, President & CEO             Michael Arneth or Brien Gately
Pulaski Financial Corp.                        The Investor Relations Company
(314) 878-2210 Ext. 3610                       (847) 296-4200


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